UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2004, Phillips-Van Heusen Corporation issued a press release, which is attached as Exhibit 99.1 to this report, to announce that it had entered into a definitive agreement on November 22, 2004 to acquire the Arrow brand worldwide and the related licensing business from affiliates of Cluett American Group, Inc. for approximately $70 million. The transaction is subject to customary conditions and governmental approvals, and is expected to close by year end.

Phillips-Van Heusen Corporation currently operates the men's Arrow dress shirt and sportswear businesses in the United States under a long-term licensing agreement with affiliates of Cluett American Group and sublicenses the boy's businesses.

Exhibit	Description
99.1	Press Release, dated November 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer

Mark D. Fischer, Vice President

General Counsel and Secretary

Date: November 23, 2004